PRICING SUPPLEMENT NO. 8                                       Rule 424(b)(3)
DATED: August 21, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000   Floating Rate Notes [_]    Book Entry Notes [x]

Original Issue Date: 8/26/97   Fixed Rate Notes [x]       Certificated Notes [_]

Maturity Date: 8/26/99

Option to Extend Maturity:               No  [x]

                                         Yes [_]   Final Maturity Date:


                                          Optional             Optional
                       Redemption         Repayment            Repayment
Redeemable On          Price(s)           Date(s)              Price(s)
-------------          ----------         ---------            ---------

N/A                    N/A                N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.19%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]         Commercial Paper Rate                  Minimum Interest Rate:

[_]         Federal Funds Rate                     Interest Reset Date(s):

[_]         Treasury Rate                          Interest Reset Period:

[_]         LIBOR Reuters                          Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                              Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-------------------------------

*      The 26th of each February and August.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\1824\HHH8187J.48B